Exhibit 10.6

FIRST AMENDMENT TO FORBEARANCE AGREEMENT

This First Amendment to Forbearance Agreement ("First Amendment") is made as of February 3, 2011, by and among BANK OF AMERICA, N.A. ('Bank"), American Restaurant Concepts Inc. ("Borrower"), and Hot Wing Concepts, Inc., Michael P. Rosenberger and Rosalie Rosenberger ("Guarantor") (Borrower and Guarantor may hereinafter be referred to collectively as "Obligors").

Bank, Borrower and Guarantor entered into a Forbearance Agreement dated as of February 22, 2010 (the "Agreement"). Pursuant to its terms, the Forbearance Period has expired and as a result all outstanding principal, interest and other charges under the Loan Documents are immediately due and payable in full. Notwithstanding this fact, at the request of Obligors, Bank has agreed to extend the Forbearance Period subject to the terms of this First Amendment.

All capitalized terms used in this First Amendment and not herein defined shall have the respective meanings specified in the Agreement.

NOW, THEREFORE, the parties agree as follows:

1.

As of February 3, 2011, the aggregate amount outstanding under the Note is equal to $308,652.80 consisting of $284,113.83 of principal, $10,842.69 of interest and $13,696.28 of fees and charges. Obligors acknowledge and confirm that they are unconditionally jointly and severally liable for the amounts set forth above together with all other amounts due under the Loan Documents.

2.

The Forbearance Period shall end on the date of the first of the following to occur (the "Forbearance Termination Date"):

2.1

December 3, 2011;

2.2

A petition is filed by or against Borrower under Title 11 of the United States Code (the "Bankruptcy Code"); or Borrower makes any assignment for the benefit of creditors; or Borrower voluntarily or involuntarily becomes the subject of any other case or proceeding for the relief or protection of debtors under any other law or statute or under any provision of common law;

2.3

Any default, other than the Identified Defaults, occurs or is determined to have occurred under any Loan Document, including this Agreement;

2.4

Borrower initiates any judicial, administrative or arbitration proceeding against Lender;

2.5

Borrower defaults on any obligation to any creditor other than Lender if Lender believes that such default materially adversely affects Borrower's ability to perform its obligations to Lender under the Loan Documents.

3.

The Obligors acknowledge that the Agreement, as modified herein, remains in full force and effect. Without limiting the foregoing, the Obligors hereby expressly reaffirm as of the date of this First Amendment each of the representations and warranties contained in the Agreement, including, without limitation, the release set forth in Section 12 thereof.

4.

On or before March 3, 2011 Borrower shall pay a principal payment of Ten Thousand and 00/100 Dollars ($10,000.00) in immediately available U.S. Funds to Lender to be applied against the outstanding obligations of the Borrower.

5.

In lieu of the payments required by the Loan Documents the Borrower will pay interest on March 3, 2011, and then on the same day of each month thereafter until payment in full of any principal outstanding under the Loan Documents. The Borrower will repay in full any principal, interest or other charges outstanding under the Loan Documents no later than December 3, 2011.

6.

Borrower shall pay the Bank a forbearance extension fee in the amount of Five Thousand and 00/100 Dollars ($5,000.00) which shall be due on the Forbearance Termination Date or upon payoff of loan, whichever occurs sooner.

7.

Obligors acknowledge that the Bank has made no commitment to any further extension of the Termination Date and that the Loan Documents are payable in full on that date.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BANK OF AMERICA, N.A.

By: /s/ Brenda R. Temple

Brenda R. Temple, Vice President

American Restaurant Concepts, Inc.

By: /s/ Michael P. Rosenberger

Michael P. Rosenberger, President

By: /s/ Rosalie Rosenberger

Rosalie Rosenberger, Vice President

Each of the undersigned guarantors/owners of collateral: i) consents to and joins in the above Agreement (including, without limitation, any Release provision); ii) warrants and covenants to Lender that, except to the extent previously disclosed to Lender in writing, all representations and warranties previously made by it to Lender are true, complete, and accurate as of the date of this Agreement; and iii) confirms to Lender all security interests and liens heretofore granted by it to Lender.

Hot Wing Concepts, Inc.

By: /s/ Michael P. Rosenberger

Michael P. Rosenberger, President

By: /s/ Rosalie Rosenberger

Rosalie Rosenberger, Vice President

By: /s/ Michael P. Rosenberger

Michael P. Rosenberger, Individually

By: /s/ Rosalie Rosenberger

Rosalie Rosenberger, Individually